UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 13, 2022

TRxADE HEALTH, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39199	46-3673928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2420 Brunello Trace Lutz, Florida	33558
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-261-0281

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value Per Share	MEDS	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2022, the Board of Directors (the “Board”) of TRxADE HEALTH, Inc. (the “Company”, “we” or “us”), with the recommendation of the Compensation Committee of the Board, approved the issuance of 50,000 shares of Restricted Common Stock of the Company to Janet Huffman, the Company’s Chief Financial Officer, in consideration for services to be rendered by Ms. Huffman. The shares vest at the rate of 1/4th of such Restricted Common Stock shares on each of December 31, 2022, March 31, 2023, June 30, 2023 and September 30, 2023, subject to Ms. Huffman remaining employed by the Company through such vesting dates. The shares were awarded pursuant to, and are subject in all cases to the terms and conditions of, the Company’s Second Amended and Restated 2019 Equity Incentive Plan (the “2019 Plan”).

The foregoing description of the Restricted Common Stock set forth herein does not purport to be complete and is qualified in its entirety by reference to the Trxade Group, Inc. 2019 Notice of Restricted Stock Grant and Restricted Stock Grant Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference into this Item 5.02 in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Trxade Group, Inc. 2019 Equity Incentive Plan Notice of Restricted Stock Grant and Restricted Stock Grant Agreement (CFO Grant December 2022)
104	Inline XBRL for the cover page of this Current Report on Form 8-K

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRxADE HEALTH, INC.

Date: December 16, 2022	By:	/s/ Suren Ajjarapu
	Name:	Suren Ajjarapu
	Title:	Chief Executive Officer